UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

FLEX FUELS ENERGY, INC.
(Formerly Malibu Minerals, Inc)
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20 -5242826
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

502 East John Street
Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) (604) 685-7552

Mailing Address:
30 St. Mary Axe, London EC3A 8EP, United Kingdom
Issuer’s telephone Number: +44 (0) 8445 862 780

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive agreement.

On September 28, 2007, Flex Fuels Energy, Inc.’s (formerly Malibu Minerals, Inc) (the “Company”) subsidiary Flex Fuels Energy Ltd (“FFE Ltd”) entered into an Early Works Agreement (“EWA”) with Lurgi Aktiengesellschaft (“Lurgi”).

Under the EWA Lurgi will conduct the design and cost estimates necessary to deliver a fixed price Engineering, Procurement and Construction (“EPC”) contract for an integrated seed press / solvent extraction plant and biodiesel refinery. In addition, the EWA will define estimates for the cost of civil engineering work not covered by the EPC contract, the management of that work by Lurgi and the production of all information necessary for Local Air Pollution Prevention and Control and Integrated Pollution Prevention and Control applications for the biodiesel refinery. The contracted price of the EWA is approximately $500,000.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Early Works Agreement with Lurgi Aktiengesellschaft dated September 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Fuels Energy, Inc.

Dated: October 9, 2007	By:	/s/ Paul Gothard
Name: Paul Gothard
Title: Chief Financial Officer